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                                                                    Exhibit 20.2

                            MONTHLY STATEMENT

                         AMERICAN EXPRESS ISSUANCE TRUST
                                 SERIES 2005-2


Pursuant to (i) the Indenture, dated as of May 19, 2005, (hereinafter as such agreement may be from time to time, amended or otherwise modified, the "Indenture"), between American Express Issuance Trust (the "Issuer" or the "Trust"), and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement, dated as of September 16, 2005 (the "Indenture Supplement"), between the Issuer and the Indenture Trustee and (ii) the Transfer and Servicing Agreement, dated as of May 19, 2005 (hereinafter as such agreement may be from time to time, amended or otherwise modified, the "Transfer and Servicing Agreement"), among American Express Receivables Financing Corporation V LLC, as transferor, American Express Travel Related Services Company, Inc., as servicer and administrator ("TRS" or the "Servicer"), the Issuer and the Indenture Trustee, TRS as Servicer is required to prepare certain information each month regarding current payments to the Series 2005-2 Noteholders and the performance of the Trust during the previous monthly period. The information which is required to be prepared with respect to the Payment Date of 15-Aug-06, and with respect to the performance of the Trust from 25-Jun-06 to 25-Jul-06 is set forth below.
Certain of the information is presented on the basis of an Outstanding Dollar Principal Amount of $1,000 per Series 2005-2 Note (a "Note"). Certain other information is presented based on the aggregate amounts for the Trust as a whole Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Indenture, the Indenture Supplement and the Transfer and Servicing Agreement.

    A) Information regarding payments in respect of the Class A Notes per $1,000 Outstanding Dollar Principal
        Amount

        (1) The total amount of the
            payment.........................................               $4.38

        (2) The amount of the payment set forth in paragraph
            1 above in respect of Class A Monthly Interest..               $4.38

        (3) The amount of the payment set forth in paragraph
            1 above in respect of Class A Monthly Interest
            previously due but not distributed on a prior
            Payment Date....................................               $0.00

        (4) The amount of the payment set forth in paragraph
            1 above in respect of Class A Additional Interes               $0.00

        (5) The amount of the payment set forth in paragraph
            1 above in respect of Class A Additional Interest
            previously due but not distributed on a prior
            Payment Date....................................               $0.00

        (6) The amount of the payment set forth in paragraph
            1 above in respect of principal of the Class A
            Notes...........................................               $0.00

    B) Information regarding payments in respect of the Class B Notes, per $1,000 Outstanding Dollar
        Principal Amount

        (1) The total amount of the payment in respect of
            Class B Notes...................................               $4.55

        (2) The amount of the payment set forth in paragraph
            1 above in respect of Class B Monthly Interest..               $4.55

        (3) The amount of the payment set forth in paragraph
            1 above in respect of Class B Monthly Interest
            previously due but not distributed on a prior
            Payment Date....................................               $0.00

        (4) The amount of the payment set forth in paragraph
            1 above in respect of Class B Additional Interes               $0.00

        (5) The amount of the payment set forth in paragraph
            1 above in respect of Class B Additional Interest
            previously due but not distributed on a prior
            Payment Date....................................               $0.00

        (6) The amount of the payment set forth in paragraph
            1 above in respect of principal of the Class B
            Notes...........................................               $0.00

    C) Information regarding payments in respect of the Class C Notes, per $1,000 Outstanding Dollar
        Principal Amount

        (1) The total amount of the payment in respect of
            Class C Notes...................................               $4.66

        (2) The amount of the payment set forth in paragraph
            1 above in respect of Class C Monthly Interest..               $4.66

        (3) The amount of the payment set forth in paragraph
            1 above in respect of Class C Monthly Interest
            previously due but not distributed on a prior
            Payment Date....................................               $0.00

        (4) The amount of the payment set forth in paragraph
            1 above in respect of Class C Additional Interes               $0.00

        (5) The amount of the payment set forth in paragraph
            1 above in respect of Class C Additional Interest
            previously due but not distributed on a prior
            Payment Date....................................               $0.00

        (6) The amount of the payment set forth in paragraph 1
            above in respect of principal of the Class C
            Notes...........................................               $0.00


                                         AMERICAN EXPRESS TRAVEL RELATED
                                         SERVICES COMPANY, INC., as Servicer




                                         By: /s/ Stephen J. Bakonyi
                                             -------------------------------
                                             Name: Stephen J. Bakonyi
                                             Title: Vice President
                                                     ABS Operations